                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                          AMX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                AMX CORPORATION
                             11995 FORESTGATE DRIVE
                              DALLAS, TEXAS 75243

July 14, 1997

To Our Shareholders:

    We are pleased to invite you to attend AMX Corporation's Annual Meeting, which will be held at the Harvey Hotel, 14315 Midway Road, Dallas, Texas 75244 at 10:00 a.m. on August 13, 1997. The doors will open at 9:00 a.m.

    The matters to be acted on at the meeting are described in the Proxy Statement. We hope that you will be able to attend the meeting. However, whether or not you attend, it is important that you vote. Please mark, date, sign and return the enclosed proxy card to ensure that your shares will be represented at the meeting.

    The Board of Directors and the management team look forward to seeing you at the meeting.

                                          Sincerely,

                                          SCOTT D. MILLER
                                          CHAIRMAN OF THE BOARD

                                AMX CORPORATION

                             11995 FORESTGATE DRIVE
                              DALLAS, TEXAS 75243

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JULY 14, 1997

                            ------------------------

To the Shareholders of AMX Corporation:

    NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of AMX Corporation, a Texas corporation (the "Company"), will be held on August 13, 1997, at 10:00 a.m. at the Harvey Hotel, 14315 Midway Road, Dallas, Texas 75244 for the following purposes:

    1. To elect directors to serve for the following year and until their successors are duly elected and qualified;

    2. To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending March 31, 1998; and

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Shareholders of record at the close of business on June 20, 1997 are entitled to notice of and to vote at the meeting. Only holders of record of the Company's common stock on that date are entitled to vote on matters coming before the meeting and any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the meeting will be maintained in the Company's offices at 11995 Forestgate, Dallas, Texas 75243 for ten days prior to the meeting and will be open to the examination of any shareholder during ordinary business hours of the Company.

    Please advise the Company's Transfer Agent, ChaseMellon Shareholder Services L.L.C., Overpeck Centre, 85 Challenger Road, Ridgefield Park, NJ 07660 of any change in your address.

    All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as soon as possible in the envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                          By Order of the Board of Directors

                                          PETER D. YORK
                                          SECRETARY

Dallas, Texas
July 14, 1997

                                AMX CORPORATION
                             11995 FORESTGATE DRIVE
                              DALLAS, TEXAS 75243

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                AUGUST 13, 1997

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of AMX Corporation (the "Company" or "AMX") for the Annual Meeting of Shareholders to be held on August 13, 1997, at 10:00 a.m. at the Harvey Hotel, 14315 Midway Road, Dallas, Texas 75244, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

    This proxy statement and the enclosed proxy card are being sent beginning approximately July 15, 1997, to all shareholders entitled to vote at the meeting. The Company's annual report for the fiscal year ended March 31, 1997 is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the soliciting materials.

RECORD DATE; OUTSTANDING SHARES

    Only shareholders of record at the close of business on June 20, 1997 (the "Record Date") are entitled to receive notice of and to vote at the meeting. The outstanding voting securities of the Company as of such date consisted of 7,830,226 shares of common stock, par value $.01 per share (the "Common Stock"). The Company has no other class of stock outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see "Election of Directors--Security Ownership of Certain Beneficial Owners and Management."

REVOCABILITY OF PROXIES

    The enclosed proxy is revocable at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. If a person who has executed and returned a proxy is present at the meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her proxy.

VOTING AND SOLICITATION

    Every shareholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. Each shareholder will be entitled to vote for six nominees in the election of directors, and the six nominees with the greatest number of votes will be elected. There are no cumulative voting rights.

    The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone, by facsimile or by telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in Texas as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of the quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

    Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1998 Annual Meeting must be received by the Company, addressed to Peter D. York, Secretary, AMX Corporation, 11995 Forestgate Drive, Dallas, Texas 75243, no later than March 16, 1998 for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals must comply with the Bylaws of the Company and the requirements of Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    With respect to business to be brought before the Annual Meeting to be held on August 13, 1997, the Company has not received any notices from shareholders that the Company is required to include in this Proxy Statement.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

    A Board of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company's six nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. In the event that any of the nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

VOTE REQUIRED

    The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum and for purposes of determining the total number of votes cast for such director, but have no other legal effect under Texas law.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. F. H. (Dick) Moeller, who is presently a director of the Company, has elected not to stand for re-election to the Company's Board of Directors and, at his request, has not been nominated for election to the Board at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

    The names and certain information about the nominees for directors are set forth below:

                                                                                                                 DIRECTOR
NAME OF NOMINEE                     AGE                       POSITIONS/PRINCIPAL OCCUPATION                       SINCE
------------------------------      ---      -----------------------------------------------------------------  -----------
Scott D. Miller...............          44   Chairman of the Board and Director                                       1982

Joe Hardt.....................          42   Chief Executive Officer, President and Director                          1995

Peter D. York.................          54   Vice Chairman of the Board, Senior Vice President, Secretary and         1995
                                               Director

Thomas S. Roberts(1)..........          34   General Partner in Venture Capital Fund                                  1995

Harvey B. Cash(1)(2)..........          57   General Partner in Venture Capital Fund                                  1995

J. Otis Winters(2)............          64   Chairman of Pate, Winters & Stone, Inc.                                  1997

------------------------

(1) Members of the Compensation Committee.

(2) Members of the Audit Committee.

    Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

    Set forth below is certain information with respect to each of the nominees for director and each other executive officer of the Company:

NOMINEES

    SCOTT D. MILLER, Chairman of the Board and a co-founder of the Company, served as President, Chief Executive Officer and a director of the Company since its inception in 1982 until September 1995, when he relinquished his positions as President and Chief Executive Officer. Prior to joining the Company, Mr. Miller served as Regional Services Manager of Linear Corporation and National Sales Manager of Pavco Electronics. Mr. Miller also served in the U.S. Air Force.

    JOE HARDT, Chief Executive Officer and President, served as Chief Operating Officer of the Company from 1993 to September 1995, and has been a director since March 1995. In September 1995, Mr. Hardt was elected President of the Company, a position which included the duties of chief executive officer. Effective July 1, 1997, Mr. Hardt was formally elected the Chief Executive Officer of the Company. Prior to joining the Company, Mr. Hardt was an attorney in private practice in Dallas, Texas from 1980 to 1993. In 1986, he was one of the founding shareholders of Munsch Hardt Kopf Harr & Dinan, P.C. where he was a practicing attorney until 1993, and he served as the firm's President from April 1986 to April 1989. Mr. Hardt holds a B.A. in English from Centenary College of Louisiana and a J.D. from the University of Texas School of Law.

    PETER D. YORK, Vice Chairman of the Board and Senior Vice President, has served as Senior Vice President for the Company since 1992, has served as Secretary since August 1, 1995, has been a director since March 1995, and has served as Vice Chairman of the Board of Directors since July 2, 1997. Mr. York joined the Company in 1991 upon the acquisition by the Company of York Controls, Inc. Mr. York founded York Controls, Inc. in 1978 and served as its President and Chief Executive Officer until its acquisition by the Company.

    THOMAS S. ROBERTS has served as a director of the Company since March 1995. Mr. Roberts currently serves as general partner in various venture capital funds affiliated with Summit Partners, a venture capital firm, where he has been employed since 1989. He currently serves on the Board of Directors of Catalyst International, Inc., a software company, and PowerCerv Corporation, a software company. Mr. Roberts also serves on the Board of Directors of several privately-held companies that are involved in software development and related industries. Mr. Roberts holds a B.A. in Economics from Princeton University and an M.B.A. from Harvard University.

    HARVEY B. CASH has served as a director of the Company since March 1995. Mr. Cash has served as general or limited partner in various venture capital funds affiliated with InterWest Partners, a venture capital firm, since 1985. He is Chairman of the Board of Cyrix Corporation, a microprocessor company and currently serves on the Board of Directors of ProNet, Inc., a paging company; Aurora Electronics, Inc., a distributor of recycled integrated circuit boards and computer components; BenchMarq Microelectronics, Inc., a developer of chips and chipsets for portable electronic devices; CIENA Corporation, a manufacturer of telecommunications equipment, Heritage Media Corporation, an owner and operator of radio and television stations; and i2 Technologies, Inc., a provider of supply chain management software. Mr. Cash holds a B.S. in Electrical Engineering from Texas A&M University and an M.B.A. from Western Michigan University. Mr. Cash also serves on the Board of Directors of several privately held companies that are involved in software development and supply related industries.

OTHER EXECUTIVE OFFICERS

    DAVID E. CHISUM, 41, has served as the Chief Financial Officer and Treasurer of the Company since May 31, 1996. Prior to joining the Company, Mr. Chisum served as Chief Financial Officer for Superior Air Parts, Inc., a manufacturer and distributor of replacement parts for piston-based aircraft, from January 1996 to May 1996, and he served as Vice President Planning & Business Development for Connectware, Inc., a wholly-owned subsidiary of AMP, Incorporated, a manufacturer of hardware and software products for the multi-media market, from January 1995 to January 1996. From 1984 to 1995, he served as Chief Financial Officer of Piper Industries of Texas, Inc., a manufacturer of plastic transport containers. Mr. Chisum holds a B.B.A. from Baylor University and was granted a CPA certificate by the State of Texas in 1978.

    TOM HITE, 36, has served as Vice President of Engineering of the Company since March 10, 1997. Prior to joining the Company Mr. Hite served as Vice President, Chief Technology Officer of AnswerSoft, Inc., a global provider of business process automation solutions, from 1994 to 1997. From 1991 until 1994 Mr. Hite served as Manager of Software Development for Micrografx, Inc., a designer and developer of graphics software. Mr. Hite holds a B.S. and a Master of Science in Mechanical Engineering from the University of Iowa.

    GARY KAYYE, 32, has served as Vice President of Sales and Marketing of the Company since April 28, 1997. Prior to joining the Company, Mr. Kayye served as Vice President of Sales and Marketing of Extron Electronics, a manufacturer of high resolution computer-video distribution and switching equipment, from 1987 until joining the Company. Mr. Kayye holds a B.A. in Marketing and Advertising from the University of North Carolina.

    The current directors, except for Mr. Winters and Mr. Moeller (who is not standing for re-election to the Board), were initially elected pursuant to a Shareholders' Agreement (the "Shareholders' Agreement") entered into among the Company, several members of management and several venture capital funds in connection with an investment in the Company by the venture capital funds. The parties to the Shareholders' Agreement agreed to vote all shares owned by them for election of directors designated in accordance with the Shareholders' Agreement. Such arrangement terminated upon the consummation of the Company's initial public offering in November 1995.

    Each director serves until the next annual meeting of shareholders and until his successor is duly elected and qualified. The Company's Board of Directors is currently composed of seven directors and the officers serve at the discretion of the Board of Directors. Effective upon the conclusion of the meeting, the Board will be reduced to six directors as determined by the Board of Directors in accordance with the Company's Bylaws, as amended. Thereafter, the Board will be comprised of six directors until further action by the Board or the shareholders in accordance with the Company's Bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of June 1, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each current director of the Company, (iii) the executive officers of the Company named in the table under "Executive Compensation--Summary Compensation Table," and (iv) all directors and executive officers as a group. Except as otherwise described above in "Vote Required," the Company does not know of any agreements among its shareholders that relate to voting or investment power of its shares of Common Stock.

                                                                        SHARES OF COMMON STOCK
                                                                         BENEFICIALLY OWNED(1)
                                                                       -------------------------
                                                                                    PERCENTAGE
5% BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS                   NUMBER      OWNERSHIP
---------------------------------------------------------------------  ----------  -------------
Summit Partners(2)...................................................   1,169,076        14.9%
  600 Atlantic Avenue
  Suite 2800
  Boston, Massachusetts 02210-2227

InterWest Partners(3)................................................   1,066,900        13.6%
  13355 Noel Road
  Suite 1375, LB #65
  Dallas, Texas 75240

TA Associates(4).....................................................   1,056,926        13.5%
  125 High Street
  Boston, Massachusetts 02110

Rothschild/Pell Rudman(5)............................................     520,700         6.6%
  32 South Street
  Baltimore, Maryland 21202

Thomas S. Roberts(2).................................................   1,176,576        15.0%
  c/o Summit Partners
  600 Atlantic Avenue
  Suite 2800
  Boston, Massachusetts 02210-2227

Harvey B. Cash(3)....................................................   1,074,400        13.7%
  c/o InterWest Partners
  13355 Noel Road
  Suite 1375, LB #65
  Dallas, Texas 75240

J. Otis Winters(6)...................................................       5,000        *
  5956 Sherry Lane Suite 2001
  Dallas, Texas 75225

                                                                        SHARES OF COMMON STOCK
                                                                         BENEFICIALLY OWNED(1)
                                                                       -------------------------
                                                                                    PERCENTAGE
5% BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS                   NUMBER      OWNERSHIP
---------------------------------------------------------------------  ----------  -------------
F.H. (Dick) Moeller(7)...............................................       8,500        *
  108 Wild Basin Road
  Austin, Texas 78746

Scott D. Miller......................................................   1,308,000        16.7%

Peter D. York(8).....................................................     597,984         7.5%

Joe Hardt(9).........................................................     441,016         5.4%

David E. Chisum(10)..................................................       8,750        *

All directors and executive officers as a group
  (ten persons)(2)(3)(11)............................................   4,620,226        55.7%

------------------------

*Less than 1%

 (1) The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any principal shareholder was supplied in a Schedule 13D or 13G filed with the Securities and Exchange Commission (the "SEC") by or on behalf of such principal shareholder under the Exchange Act and/or was furnished by such principal shareholder to the Company and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder. Shares subject to options exercisable within 60 days of June 1, 1997 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. The address of each executive officer of the Company is as follows: c/o AMX Corporation, 11995 Forestgate Drive, Dallas, Texas 75243.

 (2) Consists of 982,020, 163,674 and 23,382 shares of Common Stock held of record by Summit Ventures III, L.P., Summit Subordinated Debt Fund, L.P., and Summit Investors II, L.P., respectively, all of which are part of an affiliated group of investment partnerships referred to, collectively, as Summit Partners. Summit Partners SD, L.P. is a general partner of Summit Subordinated Debt Fund, L.P. Summit Partners III, L.P. is a General Partner of Summit Ventures III, L.P. Stamps Woodsum & Co. III is a general partner of Summit Partners III, L.P. and Summit Partners SD, L.P. Thomas S. Roberts is a director of the Company and is a general partner of Stamps Woodsum & Co. III and a general partner of Summit Investors II, L.P. Except to the extent of his pecuniary interest in the funds, he disclaims beneficial ownership of the 1,169,076 shares of Common Stock owned by Summit Partners. The shares listed as being beneficially owned by Mr. Roberts also include 5,000 shares of Common Stock subject to vested options that were granted to Mr. Roberts under the Company's Nonemployee Director Plan upon his election to the Board of Directors and 2,500 shares of Common Stock subject to vested options that were granted immediately following the Company's 1996 Annual Meeting of Shareholders.

 (3) Consists of 1,060,242 and 6,658 shares of Common Stock held of record by InterWest Partners V, L.P. and InterWest Investors V, respectively, both of which are part of an affiliated group of investment partnerships referred to, collectively, as InterWest Partners. InterWest Management Partners V, L.P. is the general partner of InterWest Partners V, L.P. and Harvey B. Cash is a general partner of InterWest Investors V and is a limited partner of InterWest Management Partners V, L.P. Harvey B. Cash is a director of the Company. Except to the extent of his pecuniary interest in the funds, Mr. Cash disclaims beneficial ownership of the 1,066,900 shares of Common Stock owned by InterWest Partners. The shares listed as being beneficially owned by Mr. Cash also include 5,000 shares of Common Stock subject to vested options that were granted to Mr. Cash under the Company's

    Nonemployee Director Plan upon his election to the Board of Directors and 2,500 shares of Common Stock subject to vested options that were granted immediately following the Company's 1996 Annual Meeting of Shareholders.

 (4) Consists of 720,308, 186,536, 72,030, 67,248 and 10,804 shares of Common
    Stock held of record by Advent VII L.P., Advent Atlantic and Pacific II L.P., Advent New York L.P., Advent Industrial II L.P. and TA Venture Investors Limited Partnership, respectively, all of which are part of an affiliated group of investment partnerships referred to, collectively, as TA Associates. TA Associates VII L.P. is the general partner of Advent VII L.P., and TA Associates AAP II Partners is the general partner of Advent Atlantic and Pacific II L.P. TA Associates VI L.P. is the general partner of Advent New York L.P. and of Advent Industrial II L.P. TA Associates, Inc. is the general partner of TA Associates VII L.P., TA Associates AAP II Partners and TA Associates VI L.P. In such capacity, TA Associates, Inc. exercises voting and investment power with respect to all of the shares of record held by affiliates of TA Associates, with the exception of those shares held by TA Venture Investors Limited Partnership. Several of the general partners of TA Venture Investors Limited Partnership are officers and directors of TA Associates, Inc.

 (5) Consists of 579,000 shares of Common Stock over which Rothschild/Pell Rudman has sole dispositive and sole voting power.

 (6) Represents 5,000 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable, that were granted to Mr. Winters under the Company's 1995 Nonemployee Director Plan upon his election to the Board of Directors.

 (7) Includes 7,500 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable, 5,000 of which were granted to Mr. Moeller under the Company's Nonemployee Director Plan upon his election to the Board of Directors and 2,500 which were granted immediately following the Company's 1996 Annual Meeting of Shareholders. Mr. Moeller has elected to not stand for re-election to the Board of Directors at the meeting.

 (8) Includes 114,864 shares of Common Stock issuable upon exercise of outstanding options that are presently exercisable or are exercisable within 60 days after June 1, 1997.

 (9) Includes 316,016 shares of Common Stock issuable upon exercise of outstanding options that are presently exercisable or are exercisable within 60 days after June 1, 1997.

(10) Includes 6,250 shares of Common Stock issuable upon exercise of outstanding options that are presently exercisable or are exercisable within 60 days after June 1, 1997.

(11) Includes, in addition to an aggregate of 27,500 options granted to the outside directors of the Company, an aggregate of 437,130 shares of Common Stock issuable upon exercise of outstanding options granted to the executive officers of the Company that are presently exercisable or are exercisable within 60 days after June 1, 1997.

    The Shareholders' Agreement entered into in connection with an investment in the Company by several venture capital funds terminated by its own terms upon consummation of the Company's initial public offering; provided, however, that each shareholder who is a party to the Shareholders' Agreement continues to have the right to participate in any sales of Common Stock of the Company made by the other parties to the Shareholders' Agreement at the same price per share and on the same terms and conditions, other than sales of shares made pursuant to a registration statement or any sales made pursuant to Rule 144 or Rule 701 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The co-sale right described above, the exercise of which may result in a change of control of the Company, will terminate on the earlier of (i) March 30, 2005 or (ii) at such time as such venture capital funds own less than 30% of the Common Stock originally acquired by them.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of six meetings during the fiscal year ended March 31, 1997. In addition, the Board of Directors acted three times by unanimous consent during the fiscal year ended March 31, 1997. During the fiscal year ended March 31, 1997, each director attended at least 75% of the meetings of the Board of Directors held during the period for which he was a director.

    The Audit Committee, currently consisting of directors J. Otis Winters and F.H. (Dick) Moeller, met once during the last fiscal year. This Committee recommends engagement of the Company's independent auditors and reviews with management and the independent auditors the Company's financial statements, basic accounting and financial policies and practices, audit scope and competency of control personnel.

    The Compensation Committee, currently consisting of directors Thomas S. Roberts and Harvey B. Cash, met once during the last fiscal year. The Compensation Committee also acted twice by unanimous consent during the fiscal year ended March 31, 1997. This Committee reviews and recommends to the Board of Directors the compensation of executive officers of the Company and administers and makes awards and takes all other action as is provided under the employee benefit plans of the Company, including, but not limited to, the 1993 Stock Option Plan, the 1995 Stock Option Plan and the 1997 Employee Stock Purchase Plan, excluding, however, the 1995 Director Stock Option Plan.

BOARD COMPENSATION

    Currently, the Company's directors, other than Mr. Winters, do not receive any compensation for serving on the Board of Directors or any Committees, but are reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors or any Committees. Mr. Winters receives a fee of $1,000 per month, and $1,000 per meeting of the Board of Directors. All nonemployee directors participate in the Company's 1995 Nonemployee Director Plan (as defined below) and will receive non-statutory stock options under the 1995 Nonemployee Director Plan.

    During the fiscal year ended March 31, 1997, J. Otis Winters, who is a nonemployee director of the Company, was granted options to purchase 5,000 shares of the Common Stock at an exercise price of $5.75 per share of Common Stock. Options to purchase 5,000 shares of Common Stock will be granted to each new nonemployee director at the time such person is first elected or appointed to the Board. In addition, immediately following the Company's annual meeting of shareholders each year, commencing with the Company's Annual Meeting on August 16, 1996, each nonemployee director will automatically be granted options to purchase 2,500 shares of Common Stock. See "Compensation Plans--1995 Director Stock Option Plan" below.

REPORT OF THE COMPENSATION COMMITTEE

    The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's officers with respect to the compensation paid to the officers for the fiscal year ended March 31, 1997. The information contained in the Report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

TO THE BOARD OF DIRECTORS:

    As members of the Compensation Committee, it is our duty to administer the executive compensation program for the Company. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of the Company and evaluating the performance of such executive officers in meeting such goals. The elements of the executive compensation program described below are implemented and periodically reviewed and adjusted by the Compensation Committee.

    The goals of the Compensation Committee in establishing the Company's executive compensation program are as follows:

    (1) To fairly compensate the executive officers of the Company for their contributions to the Company's short-term and long-term performance. The elements of the Company's compensation program are (i) annual base salaries,
(ii) annual cash bonuses and (iii) equity incentives.

    (2) To allow the Company to attract, motivate and retain the management personnel necessary to the Company's success by providing an executive compensation program comparable to that offered by similar companies.

    (3) To provide an executive compensation program with incentives linked to the financial performance of the Company. Under such program, incentive compensation for executive officers is linked to the general financial performance of the Company as measured by such items as revenues and income from operations.

    BASE SALARIES. The annual base salaries of the Scott D. Miller, Chairman of the Board, Joe Hardt, the Chief Executive Officer and President, and Peter D. York, the Vice Chairman and Senior Vice President of the Company, were predetermined pursuant to employment agreements that were entered into by the Company and such individuals prior to the appointment of the Compensation Committee and were negotiated as part of the venture capital investment in the Company that occurred in March 1995 prior to the Company's initial public offering. The Compensation Committee has, however, reviewed such base salaries in light of corporate performance, individual performance, experience and a comparison with salary ranges and midpoints reflecting similar positions, duties and levels of responsibility of other companies in similar industries and with comparable revenues and has found them to be reasonable. Each executive officer's base salary is reviewed annually by the Compensation Committee and is subject to upward adjustment on the basis of individual and corporate performance.

    ANNUAL AND OTHER BONUSES. The bonuses available to the executive officers, which for the 1997 fiscal year included Scott D. Miller, Joe Hardt, David E. Chisum, and Peter D. York, are based upon the subjective evaluation of the performance of each individual and are not contingent on the achievement of any specific performance targets. Such bonuses are designed to maximize the shareholder value.

    EQUITY INCENTIVES. Equity incentives, including grants of stock options, are determined based on the Compensation Committee's assessment of the ability of such officers to positively impact the Company's future performance and enhance shareholder value as determined by their individual performances. Stock option grants and other equity incentives are not awarded annually but as the individual performance and experience of each executive officer warrants. Option awards generally vest in cumulative installments of 25% per year. The amount and vesting of stock options are not contingent on achievement of any specific performance targets. All options granted will benefit the executive only to the extent that there is appreciation in the market price of the Common Stock during the option period.

    Equity and cash incentives are not limited to executive officers. Grants of stock options are made to employees upon joining the Company in amounts determined by the Compensation Committee and are also made to selected employees as performance related awards and as awards for certain promotions. The amounts of such grants are determined based on the individual employee's position with the Company and his or her potential ability to beneficially impact the performance of the Company. By giving all employees a stake in the financial performance of the Company, the Compensation Committee's goal is to provide incentives to all employees of the Company to enhance the financial performance of the Company and, thus, shareholder value.

    CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation for the fiscal year ended March31, 1997 of the Chairman and Chief Executive Officer of the Company principally consisted of a base salary and an annual bonus. Mr. Miller relinquished his positions as President and Chief Executive Officer in connection with Company's initial public offering and, in September 1995, Mr. Hardt was elected President of the Company, a position which included the duties of chief executive officer. Effective July 1, 1997, Mr. Hardt was formally elected the Chief Executive Officer of the Company. Messrs. Miller's and Hardt's base salary was established by contract prior to the Company's initial public offering on November 15, 1995, and therefore prior to the formation of the Compensation Committee. On March 31, 1995, Messrs. Miller and Hardt entered into employment agreements that set their base salary for the balance of the fiscal year ended March 31, 1997. Mr. Hardt received other compensation in the fiscal year ended March 31, 1997 in the amount of $2,209 consisting of the Company's matching contributions under the Company's Retirement and Savings Plan (the "401(k) Plan"). Mr. Miller does not participate in the Company's 401(k) Plan. In addition, Messrs. Miller and Hardt each were allocated $9,515 under the AMX Corporation Profit Sharing Plan (the "Profit Sharing Plan") during the fiscal year ended March 31, 1997. Messrs. Miller and Hardt do not participate in the Compensation Committee's decision regarding their compensation.

                                          COMPENSATION COMMITTEE

                                          Thomas S. Roberts
                                          Harvey B. Cash

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Roberts and Cash were the sole members of the Compensation Committee during the fiscal year ended March 31, 1997.

    During the last fiscal year, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

    XTG, Inc., one of the Company's dealers, is wholly owned by Scott D. Miller, the Company's Chairman of the Board. During the fiscal year ended March 31, 1997, XTG, Inc. purchased approximately $87,328 of products from the Company at the same prices charged to other dealers for similar items in similar quantities.

    On May 1, 1995, Joe Hardt, Chief Executive Officer, President and a director of the Company, exercised an option to acquire 50,000 shares of Common Stock for an aggregate purchase price of $44,750 with $250 paid in cash and $44,500 paid to the Company by delivery of his promissory note in the original principal amount of $44,500 bearing interest at the rate of 7.5% per annum with all principal and interest due on May 1, 1998. As of June 1, 1997, principal in the amount of $20,581, together with interest thereon of $1,799, remained outstanding.

    On July 2, 1996, Joe Hardt, Chief Executive Officer, President and a director of the Company, exercised an option to acquire 25,000 shares of Common Stock for an aggregate purchase price of $22,375 with $250 paid in cash and $22,125 paid to the Company by delivery of his promissory note in the original principal amount of $22,125 bearing interest at the rate of 7.5% per annum with all principal and interest due on July 2, 1999. As of June 1, 1997, principal in the amount of $22,125, together with interest thereon of $1,521, remained outstanding.

    On January 2, 1997, Joe Hardt, Chief Executive Officer, President and a director of the Company, exercised an option to acquire 25,000 shares of Common Stock for an aggregate purchase price of $22,375 with $250 paid in cash and $22,125 paid to the Company by delivery of his promissory note in the original principal amount of $22,125 bearing interest at the rate of 7.5% per annum with all principal and interest due on January 2, 2000. As of June 1, 1997, principal in the amount of $22,125, together with interest thereon of $691, remained outstanding.

    On June 15, 1995, Peter D. York, Vice Chairman of the Board, Senior Vice President, Secretary and a director of the Company, executed a promissory note to the Company in the original principal amount of $77,298, bearing interest at 7.5% per annum with all principal and interest due on June 15, 1997. As of June 1, 1997, principal in the amount of $55,092, together with interest thereon of $4,512, remained outstanding.

    In August 1995, the Company, together with several individual shareholders (including two former employees of the Company), organized PHAST Corporation ("PHAST"). PHAST has its principal place of business in Salt Lake City, Utah and has been organized to design, manufacture, market, and distribute automation control systems and products for the residential market. The Company owns 51% of the outstanding capital stock of PHAST and has committed, based on certain performance criteria, to loan up to $4,815,000 to PHAST, for the development of home automation hardware and software products, of which $2,589,000 had been advanced at March 31, 1997.

    In August 1996, Scott Miller, the Company's Chairman of the Board, acquired 14,750 shares of preferred stock of PHAST for an aggregate purchase price of $1,475,000 (all of which was paid to PHAST on or before December 31, 1996) and acquired 7,322 shares of the common stock of PHAST for an aggregate purchase price of $25,000. In connection therewith, in March 1997, Mr. Miller granted an option to the Company, commencing on April 1, 1997, and expiring on March 31, 1998, to acquire all of Mr. Miller's preferred and common stock in PHAST for an aggregate price of $2.5 million, subject to an independent appraisal of at least an equal value. Subsequently, on July 7, 1997, Mr. Miller and the Company entered into separate agreement pursuant to which the Company purchased Mr. Miller's 7,322 shares of common stock in PHAST. The aggregate purchase price was $25,000 in cash. The Company also granted Mr. Miller the right to require the Company to purchase his 14,750 shares of preferred stock in PHAST for a per share purchase price of $100 (which is the liquidation preference of the preferred stock), or an aggregate purchase price of $1,475,000, plus accrued but unpaid dividends, at any time from April 1, 1998 through March 31, 1999. In connection therewith, the option granted to the Company in March 1997 to purchase such preferred stock from Mr. Miller was terminated.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    F.H. (Dick) Moeller, a current director of the Company (who has elected to not stand for re-election to the Board at the meeting), is the Chairman of the Board and Chief Executive Officer of VTEL. During the fiscal year ended March 31, 1997, VTEL purchased approximately $1,002,140 of products from the Company at the same prices charged to other OEM dealers for similar items in similar quantities. See "Compensation Committee Interlocks and Insider Participation" above.

PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on an investment of $100 on November 16, 1995 (the date of the Company's initial public offering) in (i) the Company's Common Stock, (ii) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) Index (the "Nasdaq Composite Index"), and (iii) the Total Return Index of the Nasdaq Stock Market--Electronic Components. The values with each investment as of the date of the Company's initial public offering are based on share price appreciation and the reinvestment of dividends.

    The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

                               PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              AMX      NASDAQ - US   NASDAQ - ELECTRONIC COMPONENTS
11/16/95    $ 100.00       $ 100.00                        $ 100.00
12/31/95    $ 100.00       $ 100.93                         $ 89.94
3/29/96     $ 101.43       $ 105.64                         $ 89.38
6/28/96      $ 90.00       $ 114.26                        $ 102.11
9/30/96      $ 74.29       $ 118.32                        $ 123.71
12/31/96     $ 67.14       $ 124.12                        $ 155.45
3/31/97      $ 80.00       $ 117.41                        $ 156.66

    The graph above assumes $100 invested on November 16, 1995 (the date of the Company's initial public offering), and was plotted using the following data:

                                       11/16/95   12/31/95    3/29/96    6/28/96    9/30/96   12/31/96    3/31/97
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
AMX..................................  $  100.00  $  100.00  $  101.43  $   90.00  $   74.29  $   67.14  $   80.00
Nasdaq--US...........................  $  100.00  $  100.93  $  105.64  $  114.26  $  118.32  $  124.12  $  117.41
Nasdaq--Electronic Components........  $  100.00  $   89.94  $   89.38  $  102.11  $  123.71  $  155.45  $  156.66

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table summarizes information with respect to the compensation of the Company's President, who served as the Company's chief executive officer during the fiscal year ended March 31, 1997 (and who was formally elected the Chief Executive Officer of the Company effective July 1, 1997), and the other most highly compensated executive officers of the

Company, including the Company's Chairman of the Board (the "Executive Group"), whose total compensation exceeded $100,000 during the fiscal year ended March 31, 1997.

                                                                                    LONG TERM
                                                                               COMPENSATION AWARDS
                                                                               -------------------
                                                      ANNUAL COMPENSATION           NUMBER OF
                                                  ---------------------------      SECURITIES          ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR       SALARY(1)       BONUS      UNDERLYING OPTIONS   COMPENSATION(2)
-------------------------------------  ---------  -------------  ------------  -------------------  ----------------
Scott D. Miller......................       1997  $  227,133          --               --              $    9,515
  Chairman of the Board                     1996     230,932          --               --                   6,345
                                            1995     366,735          --               --                  11,725

Joe Hardt............................       1997  $  165,721          --               --              $   11,724
  Chief Executive Officer and               1996     175,365     $  38,667           200,000(3)             8,093
  President                                 1995     168,480        50,000            56,836               12,175

David E. Chisum......................       1997  $   89,580(4)       --              25,000(4)        $      297
  Chief Financial Officer                   1996       --             --               --                  --
                                            1995       --             --               --                  --

Peter D. York........................       1997  $  178,872          --               --              $   11,797
  Vice Chairman of the Board                1996     165,127     $  38,667           100,000(3)             7,428
  and Senior Vice President                 1995     111,300       384,986(5)         64,864(5)            11,725

------------------------

(1) Under the terms of the March 30, 1995 employment agreements, as amended, the annual base salary for Messrs. Miller, Hardt and York through March 30, 1998 will be $230,500, $175,000 and $182,000, respectively, subject to any increases determined by the Compensation Committee. See "Employment Agreements" below.

(2) Represents the amounts of matching contributions and allocations made by the Company for participating officers under the 401(k) Plan (which was established in January 1995) and the Profit Sharing Plan (which was established in 1989). For fiscal 1997, the Company (a) made matching contributions under the 401(k) Plan of $2,209 for Joe Hardt, $297 for David
    E. Chisum, and $2,282 for Peter York and (b) allocated $9,515 under the Profit Sharing Plan to the accounts of each of Messrs. Miller, Hardt, and York.

(3) Messrs. Hardt and York were granted these options pursuant to their respective employment agreements at an exercise price of $1.88 per share, which was in excess of the fair market value per share. See "Employment Agreements" below.

(4) Represents the portion of Mr. Chisum's $110,000 annual salary for the fiscal year ended March 31, 1997 since his employment commenced in May 1996. Mr. Chisum was granted options to acquire 25,000 shares of common stock at an exercise price of $5.75 per share in July 1996.

(5) Under the terms of an agreement with Mr. York entered into in 1991, Mr. York earned a bonus equal to 10% of the Company's pre-tax income for fiscal year 1995. In addition, Mr. York was entitled to receive a bonus for the Company's fiscal year ended March 31, 1996 equal to 75% of 10% of the Company's pre-tax income for fiscal year 1997. However, by letter agreement dated March 1, 1995, the Company and Mr. York agreed to forego the bonus under the 1991 agreement for fiscal year 1996 in consideration for the grant by the Company to Mr. York of an option to purchase 64,864 shares of Common Stock at an exercise price of $2.07 per share.

    OPTION GRANTS IN LAST FISCAL YEAR. The following table provides information on stock options granted to the Executive Group during the fiscal year ended March 31, 1997.

                                                            INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                         --------------------------------------------------------    VALUE AT ASSUMED
                                          NUMBER OF      PERCENT OF                                ANNUAL RATES OF STOCK
                                         SECURITIES     TOTAL OPTIONS                               PRICE APPRECIATION
                                         UNDERLYING      GRANTED TO       PER SHARE                 FOR OPTION TERM(2)
                                           OPTIONS      EMPLOYEES IN      EXERCISE    EXPIRATION   ---------------------
NAME                                     GRANTED(1)      FISCAL YEAR        PRICE        DATE         5%         10%
---------------------------------------  -----------  -----------------  -----------  -----------  ---------  ----------
David E. Chisum........................      25,000             18%       $    5.75     7/2/2006   $  90,404  $  229,100

------------------------

(1) 25% of such options granted are exercisable after the first, second, third, and fourth anniversaries of the date of grant, respectively.

(2) The dollar amounts under these columns represent the realizable value of each grant of options assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% assumed annual rates of compounded stock price appreciation mandated by the rules of the SEC. Actual gains, if any, on stock option exercises are dependent on many factors, including the future financial performance of the Company and overall market conditions, and there can be no assurance provided to the Executive Group or any other holder of the Company's securities that the actual stock price will appreciate at the assumed 5% or 10% levels or at any other defined level.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following options were exercised during the fiscal year ended March 31, 1997, by the Executive Group:

                                                              NUMBER OF SHARES           VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                                         OPTIONS AT MARCH 31, 1997       AT MARCH 31, 1997(2)
                           SHARES ACQUIRED    VALUE     ----------------------------  ---------------------------
NAME                         ON EXERCISE     REALIZED   EXERCISABLE(1) UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------------  ---------------  ----------  -------------  -------------  ------------  -------------
Joe Hardt................        50,000     $  242,750      316,016         100,000   $  1,819,058   $   512,500
David E. Chisum..........        --             --           --              25,000        --             31,250
Peter D. York............        --             --          114,864          50,000        576,030       256,250

------------------------

(1) 25% of such options are exercisable after the first, second, third, and fourth anniversaries of the date of grant, respectively.

(2) Based on the fair market value of the Common Stock of $7.00 per share as reported on the Nasdaq National Market on March 31, 1997.

EMPLOYMENT AGREEMENTS

    On March 30, 1995, the Company entered into employment agreements, which have been subsequently amended, with Scott D. Miller, Joe Hardt and Peter D. York (each an "Employment Agreement" and, collectively, the "Employment Agreements"). Mr. Miller's Employment Agreement currently provides for his employment by the Company as Chairman of the Board at an annual base salary of $230,500; Mr. Hardt's Employment Agreement currently provides for his employment by the Company as President at an annual base salary of $175,000; and Mr. York's Employment Agreement currently provides for his employment by the Company as Senior Vice President at an annual base salary of $182,000. Such amounts are subject to annual increases as the Board of Directors may approve. In addition, the Employment Agreements provide that each executive may participate in any bonus plan as may be approved by the Compensation Committee of the Board of Directors. Each executive is entitled to participate in all other incentive compensation plans established for executive officers of the Company, except that Mr. Miller is not eligible to participate in the Company's stock option plans.

    Each Employment Agreement provides for an initial employment term of three years from the date of the Employment Agreement. In general, the Company may terminate the executive's employment for "cause," death or "disability," or "without cause," and the executive may terminate employment for "good reason." If any executive's employment is terminated by the Company "without cause" or the executive terminates employment for "good reason," the Company is required to pay the executive his or her respective base salary for 12 months if such termination occurs within 12 months after the date of the Employment Agreement; and if such termination occurs after 12 months from the date of the Employment Agreement, the executive's base salary shall continue to be paid for six months following such termination, and the additional benefits shall terminate at the time of such termination; provided, however, that the executive shall be entitled to participate in the Company's medical benefit plans, at the Company's expense, for 12 months following the date of such termination. If such termination of Mr. Miller's employment occurs more than eighteen months after March 30, 1995, the Company shall transfer a country club membership and airline pass maintained by the Company for his benefit to Mr. Miller for no additional consideration.

INDEBTEDNESS OF MANAGEMENT

    See "Certain Relationships and Related Transactions" above.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended March 31, 1997, the Company's officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 2)

    The Board of Directors has selected Ernst & Young LLP, independent accountants, to audit the books, records and accounts of the Company for the fiscal year ending March 31, 1997. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended March 31, 1993.

    The affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the meeting will be required to approve and ratify the Board's selection of Ernst & Young LLP. The Board of Directors recommends voting "FOR" approval and ratification of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

    A representative of Ernst & Young LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

                                 OTHER MATTERS

    Management does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies in accordance with their judgment.

    The Company has borne the cost of preparing, assembling and mailing this proxy solicitation material. THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE

FISCAL YEAR ENDED MARCH 31, 1997, INCLUDING THE FINANCIAL STATEMENTS, TO EACH SHAREHOLDER UPON WRITTEN REQUEST TO DAVID E. CHISUM, AMX CORPORATION, 11995 FORESTGATE DRIVE, DALLAS, TEXAS 75243.

                                          By Order of the Board of Directors

                                          PETER D. YORK
                                          SECRETARY

                                AMX CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             1997 ANNUAL MEETING OF SHAREHOLDERS -- AUGUST 13, 1997

    The undersigned shareholder(s) of AMX Corporation, a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Scott D. Miller and Joe Hardt, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of AMX Corporation to be held August 13, 1997, at 10:00 a.m. at the Harvey Hotel, 14315 Midway Road, Dallas, Texas 75244, and any adjournments thereof, and to vote all shares of Common Stock that the undersigned is entitled to vote on the matters set forth on the reverse side.

                           (Continued on other side)

                         (Continued from reverse side)

1.         ELECTION OF          / / FOR all nominees listed       / / WITHHOLD AUTHORITY
           DIRECTORS:           below (except as indicated).      to vote for all nominees listed to the right.

(IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
                     LINE THROUGH THE NOMINEE'S NAME BELOW)
Scott D. Miller, Joe Hardt, Peter D. York, Thomas S. Roberts, Harvey B. Cash and
J. Otis Winters.


2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1998.

                   / / FOR      / / AGAINST      / / ABSTAIN

3.  IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE CHECK THIS BOX: / /

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS BALLOT WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE, FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                             Signature (To be signed if shares
                                             are held by joint tenants as
                                             community property.)

                                             -----------------------------------
                                                    Title, if applicable

                                             Dated:                       , 1996

                                             -----------------------------------

                                             This  proxy  should  be  dated  and
                                             signed  by  the   Shareholder(s)
                                             exactly  as his or her name appears
                                             thereon and  returned  promptly  in
                                             the   enclosed   envelope.  Persons
                                             signing  in  a  fiduciary  capacity
                                             should  so indicate.  If shares are
                                             held by joint tenants as  community
                                             property, both should sign.